PG&E                                                    7500 Old Georgetown Road
U.S. Generating Company                                 13th Floor
                                                        Bethesda, MD  20814-6161

                                                        301.718.6800
                                                        Fax:  301.913.5854


FOR IMMEDIATE RELEASE                                   Contact:  Lisa Donnellan
                                                             Investor  Relations
                                                                  (301) 280-6979



                SELKIRK COGEN PARTNERS CLOSE AMENDED AND RESTATED
                  POWER PURCHASE AGREEMENT WITH NIAGARA MOHAWK


(BETHESDA, MD, AUGUST 31, 1998) - Selkirk Cogen Partners, L.P., today announced that it has satisfied the necessary conditions under its Trust Indenture to consummate the transactions contemplated by the Master Restructuring Agreement, dated as of July 9, 1997, as amended, between Niagara Mohawk Power Corporation and certain independent power producers, including Selkirk Cogen. The Amended and Restated Power Purchase Agreement, dated as of July 1, 1998 between Selkirk Cogen and Niagara Mohawk, became effective with the closing of this transaction on August 31, 1998.

Selkirk Cogen Partners, L.P., is a Delaware limited partnership whose partners include affiliates of U.S. Generating Company (USGen). USGen is a wholly owned indirect subsidiary of San Francisco-based PG&E Corporation, which provides a full range of energy services throughout North America through its unregulated affiliates.


                                    --USGen--

U.S. GENERATING COMPANY IS NOT THE SAME AS PACIFIC GAS AND ELECTRIC COMPANY, THE REGULATED CALIFORNIA UTILITY. U.S. GENERATING COMPANY IS NOT REGULATED BY THE CALIFORNIA PUBLIC UTILITIES COMMISSION (CPUC). CALIFORNIA CUSTOMERS DO NOT HAVE TO BUY PRODUCTS OF U.S. GENERATING COMPANY TO CONTINUE TO RECEIVE QUALITY REGULATED SERVICES FROM THE CALIFORNIA UTILITY.


EDITORS: PLEASE NOTE THAT PG&E CORPORATION IS THE PROPER NAME FOR THE ENERGY SERVICES HOLDING COMPANY TRADING ON THE NYSE UNDER THE STOCK SYMBOL PCG. PLEASE DO NOT USE PACIFIC GAS AND ELECTRIC OR PACIFIC GAS AND ELECTRIC CORPORATION WHEN REFERRING TO PG&E CORPORATION. EFFECTIVE JANUARY 1, 1997, THE PACIFIC GAS AND ELECTRIC COMPANY, A REGULATED CALIFORNIA UTILITY, BECAME ONE OF FIVE LINES OF BUSINESS MANAGED BY PG&E CORPORATION. THE FOUR OTHER NON-REGULATED SUBSIDIARIES ARE U.S. GENERATING, PG&E GAS TRANSMISSION, PG&E ENERGY TRADING AND PG&E ENERGY SERVICES.